Exhibit 10.1

Execution Version

THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT

This THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of December 6, 2021, by and among MAVEN COALITION, INC., a Delaware corporation (“Coalition”), THEMAVEN, INC., a Delaware corporation (“TheMaven”), MAVEN MEDIA BRANDS, LLC, a Delaware limited liability company (“Brands”), THESTREET, INC., a Delaware corporation (together with Coalition, TheMaven and Brands, collectively, “Initial Borrowers”), COLLEGE SPUN MEDIA INCORPORATED, a New Jersey corporation (together with Initial Borrowers, collectively, “Borrowers”), and FAST PAY PARTNERS LLC (“Lender”).

WHEREAS, pursuant to that certain Financing and Security Agreement, made and entered into on February 6, 2020, by and among Initial Borrowers and FPP Finance LLC (as amended, restated, supplemented or otherwise modified from time to time, the “FSA”); capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the FSA;

WHEREAS, on or about April 30, 2021, FPP Finance LLC assigned all of its rights, interests and obligations in the FSA and related documents to Lender (the “Loan Assignment”)

WHEREAS, pursuant to the FSA, Lender has extended credit to Borrowers upon the terms and subject to the conditions set forth therein; and

WHEREAS, Borrowers have requested that Lender amend the FSA in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the FSA. This Amendment and the terms and provisions hereof, are incorporated in their entirety into the FSA by reference. In the event of any conflict between this Amendment and the FSA, the terms of this Amendment shall prevail.

2.       Amendments to the Financing Agreement.

a.       The General Rates and Fees box on the first page of the FSA is hereby amended by deleting such box in its entirety and replacing it with the following:

GENERAL RATES AND FEES

The items referenced below are subject to and defined within the provisions of this Agreement:

(a)	Maximum Line Amount: Twenty-Five Million Dollars ($25,000,000)

(b)	Advance Rate: 85% of gross value of Invoices

(c)	Minimum Invoice Size: Five thousand dollars ($5,000)

(d)	Initial Financing Fee: A flat fee equal to 1/12 multiplied by the Facility Rate, based on the net amount Advanced with respect to any Invoice for a Financed Account (or the net amount Advanced for Advances not tied to any Invoice), for the initial 30-day period

(e)	Additional Financing Fee: A monthly rate equivalent to 1/12 multiplied by the Facility Rate, prorated daily on the net amount Advanced outstanding with respect to any Invoice for a Financed Account (or the net amount Advanced outstanding for Advances not tied to any Invoice), commencing on day 31. For the purposes of this Agreement, “Facility Rate” means the sum of: (x) the LIBOR Rate plus (y) 6.00% per annum.

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(f)	Misdirected Payment Fee: Repayment of all Advances must be paid by the Account Debtor directly to Lender. In the event an Account Debtor fails to pay Lender directly, Lender will provide Borrower a grace period of five (5) business days to notify Lender of any Misdirected Payment and to forward the full amount of the Misdirected Payment to Lender otherwise Borrower may be assessed a Misdirected Payment Fee equaling 20% of the amount of such payment.

(g)	Concentration Limit: The percentage of any debt from a single Account Debtor over the total amount outstanding from Borrower’s Financed Accounts must remain below 25%. In the event the percentage exceeds the foregoing limit, Lender may exercise its right not to finance more Accounts of said Account Debtor.

(h)	Diligence Fee: $50,000. Lender acknowledges prior receipt of such Diligence Fee.

(i)	Wire Fee: An amount equal to Thirty-Five Dollars ($35.00) to cover fees and costs associated with incoming and outgoing wire transfers to/from the Lockbox or as between Lender/Borrower.

(j)	Termination: Subject to a fee equal to 2% of the Maximum Line Amount (the “Early Termination Fee”) with respect to any termination of this Agreement prior to the Maturity Date, Borrower may terminate this Agreement at any time upon 60 days prior written notice to Lender whereupon this Agreement shall terminate upon successful repayment of all outstanding Obligations.

(k)	Minimum Utilization: Beginning on the 31st day after the date hereof, Borrower shall at all times utilize at least 10% of the Maximum Line Amount. The Financing Fees otherwise set forth herein shall be adjusted to reflect such minimum utilization.

(l)	Maturity Date: All Obligations hereunder shall be immediately due and payable on February 28, 2024 (the “Maturity Date”).

b.       Section 21.2. Section 21.2 of the Financing and Security Agreement is hereby amended by adding the following proviso to the end of such existing section:

“; provided, for the avoidance of doubt, the Early Termination Fee shall be due and payable by Borrower to Lender in connection with any election by Lender under this Section 21.2 at any time prior to the Maturity Date.”

3.       CONDITIONS TO EFFECTIVENESS:

This Amendment shall become effective as of the first date upon which each of the following conditions is satisfied (the “Amendment Effective Date”):

a.       Documents. Borrowers shall have delivered or caused to be delivered the following documents in form and substance reasonably satisfactory to Lender (and, as applicable, duly executed and dated the Amendment Effective Date or an earlier date satisfactory to Lender):

i.       Amendment. A fully executed original of this Amendment.

ii.       Payment of Amendment Fee. Payment of an amendment fee in the amount of $10,000, which was fully earned and due and payable on the date Lender charged the same to the Reserve Account.

iii.       Amendment to Second Amended and Restated Note Purchase Agreement. A fully executed copy of Amendment No. 3 to Second Amended and Restated Note Purchase Agreement.

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b.       Representations and Warranties. The representations and warranties of each Borrower set forth in the FSA and the other Loan Documents to which such Borrower is a party shall be true and correct in all material respects (or in all respects with respect to any representation or warranty which by its terms is limited as to materiality, in each case, after giving effect to such qualification) on and as of Amendment Effective Date.

c.       No Default. Both before and after giving effect to this Amendment and the transactions contemplated thereby, no event shall have occurred or be continuing or would result from the amendments contemplated hereby that would constitute an Event of Default or a default under the FSA or the other Loan Documents.

d.       Fees and Expenses. Borrowers shall have paid all documented or invoiced fees, costs and expenses due and payable by Borrowers on or prior to the Amendment Effective Date under the FSA and the other Loan Documents.

4.       MISCELLANEOUS:

a.       Ratification, Etc. Except as expressly amended hereby, the FSA and the other Loan Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the FSA shall hereafter be read and construed together as a single document, and all references in the FSA or any other Loan Document shall hereafter refer to the FSA as amended by this Amendment.

b.       Reaffirmation. Each Borrower hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under FSA and any other Loan Document to which it is a party and (b) ratifies and reaffirms its grant of security interests and liens and confirms and agrees that such security interests and liens shall continue in full force and effect and ranks as continuing security for the payment and discharge of the obligations secured thereunder, including, without limitation, all of the Obligations.

c.       No Waiver. Nothing contained in this Amendment shall be deemed to (a) constitute a waiver of any default or Event of Default that may hereafter occur or heretofore have occurred and be continuing, (b) except as a result of the amendments expressly set forth in Section I of this Amendment, otherwise modify any provision of the FSA or any other Loan Document, or (c) give rise to any defenses or counterclaims to Lender’s right to compel payment of the Obligations when due or to otherwise enforce its rights and remedies under the FSA and the other Loan Documents.

d.       Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

e.       Counterparts; Effectiveness. This Amendment may be executed via facsimile or other electronic method of transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Financing and Security Agreement as of the date first above written.

BORROWERS:

MAVEN COALITION, INC.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

THEMAVEN, INC.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

MAVEN MEDIA BRANDS, LLC

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

THESTREET, INC.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

COLLEGE SPUN MEDIA INCORPORATED

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

LENDER:

FAST PAY PARTNERS LLC

By:	/s/ Danielle Baldaro
Name:	Danielle Baldaro
Title:	Senior Vice President, FP Portfolio Manager

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